                                                                    EXHIBIT 10.1

                             SHAREHOLDERS' AGREEMENT
                             -----------------------

      THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of October 31,
                                          ---------
2001, is by and among Archstone-Smith Trust, a Maryland real estate investment trust ("Parent Trust"), Archstone-Smith Operating Trust, a Maryland real estate
        ------------
investment trust ("Operating Trust" and, together with Parent Trust, the
                   ---------------
"Company"), Robert H. Smith, an individual ("RHS"), and Robert P. Kogod, an
 -------                                     ---
individual ("RPK"; and, together with RHS, the "Shareholders").
             ---                                ------------

                                    RECITALS
                                    --------

      WHEREAS, Parent Trust, Operating Trust, Charles E. Smith Residential Realty, Inc., a Maryland corporation ("Skyline"), and Charles E. Smith
                                       -------
Residential Realty, L.P., a Delaware limited partnership (the "Skyline Operating
                                                               -----------------
Partnership"), have entered into an Agreement and Plan of Merger, dated as of
-----------
May 3, 2001 (the "Merger Agreement");
                  ----------------

      WHEREAS, the Company has determined that the preservation of a separate brand for the Skyline Division (as hereafter defined), will enable the Company to realize the benefits of Skyline's management experience and expertise regarding the high-rise residential apartment business and better serve the long term interests of the Company and its securityholders;

      WHEREAS, pursuant to the Merger Agreement, it is contemplated that, among other things, the Shareholders will Beneficially Own (as hereafter defined) Common Shares (as hereafter defined);

      WHEREAS, the Shareholders and the Company wish to record their understanding regarding certain matters relating to the management of the Company and certain other matters.

      WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement; and

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      SECTION 1. Definitions. In addition to the capitalized terms defined
                 -----------
elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

      "Affiliate" means, with respect to any Person, any other Person which,
       ---------
directly or indirectly, controls, is controlled by or is under common control with such Person. The term "control" has the meaning ascribed to such term in Rule 405 of the Securities Act.

      "Beneficial Owner" means any Person deemed to be a "beneficial owner" of a
       ----------------
security as defined in Rule 16a-1(a)(2) or Rule 13d-3(d)(1)(i) under the Exchange Act. The terms "Beneficially Own" and "Beneficial Ownership" have correlative meanings. A Person shall be deemed to Beneficially Own Common Shares for which Class A-1 shares of the Operating Trust Beneficially Owned by such Person may be exchanged.

      "Board" means the Board of Trustees of Parent Trust.
       -----

      "Commission" means the Securities and Exchange Commission (or any other
       ----------
governmental body succeeding to the functions of the Securities and Exchange Commission).

      "Common Shares" means common shares of beneficial interest of Parent
       -------------
Trust, $0.01 par value per share, or any voting stock of Parent Trust or any other Person that the Common Shares are hereafter converted into or exchanged for by reason of a merger, recapitalization or similar transaction.

      "Company High Rise Business" means the high-rise residential apartment
       --------------------------
business conducted by the Company or any Subsidiary thereof, including the Skyline Business and any existing or future high-rise residential apartment business conducted by the Company or any Subsidiary thereof. Such high-rise residential apartment business shall include, but not be limited to, the acquisition, operation, leasing, development and management of such structures.

      "EAG" has the meaning ascribed to such term in Section 2(c).
       ---                                           ------------

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.
       ------------

      "Garden Apartments" means buildings having five (5) or fewer stories and
       -----------------
which are used primarily for multifamily for rent housing.

      "High-rise Apartments" means buildings having in excess of eight (8)
       --------------------
stories and which are used primarily for multifamily for rent housing.

      "Mental Disability" means, as reasonably determined in writing by Parent
       -----------------
Trust, the inability to perform each of the essential duties of such Person's position by reason of a medically determinable mental impairment which is permanent in character or which reasonably can be expected to last for a continuous period of six (6) months.

      "Merger" has the meaning ascribed to such term in the Merger Agreement.
       ------

      "Merger Agreement" has the meaning ascribed to such term in the Recitals.
       ----------------

      "Mid-rise Apartments" means buildings having six (6), seven (7), or eight
       -------------------
(8) stories and which are used primarily for multifamily for rent housing.

      "Permitted Transferee" means, with respect to any Person, (i) such
       --------------------
Person's Affiliates, (ii) such Person's spouse and descendants (whether natural or adopted) and any trust for the benefit of such Person and/or such Person's spouse and/or descendants or any entity controlled by such Person's spouse and/or descendants, and (iii) charitable foundations.

      "Person" means any individual, corporation, proprietorship, firm,
       ------
partnership, limited partnership, limited liability company, trust, association or other entity.

      "Physical Disability" means, as reasonably determined in writing by Parent
       -------------------
Trust, the inability to engage in any substantial gainful activity associated with such person's fiduciary or employment responsibilities by reason of a medically determinable physical impairment which has lasted or can reasonably be expected to last for a continuous period of not less than six (6) months. A Physical Disability shall not include a Mental Disability.

      "RHS" has the meaning ascribed to such term in the Preamble.
       ---

      "RPK" has the meaning ascribed to such term in the Preamble.
       ---

      "Securities Act" means the Securities Act of 1933, as amended.
       --------------

      "Shareholder" has the meaning ascribed to such term in the Preamble.
       -----------

      "Shareholder Representative" shall have the meaning ascribed to such term
       --------------------------
in Section 2(b).
   ------------

      "Skyline Business" means all of the business and operations related to the
       ----------------
acquisition, ownership, operation, leasing, development or management of "high-rise residential real estate apartment business" conducted by Skyline, the Skyline Operating Partnership, or any of their Subsidiaries prior to the consummation of the Merger.

      "Skyline Division" has the meaning ascribed to such term in Section 4(a).
       ----------------                                           ------------

      "Subsidiary" of any Person means any Affiliate controlled by such Person
       ----------
directly, or indirectly through one or more intermediaries.

      "Successor Trustee" shall have the meaning ascribed to such term in
       -----------------
Section 2(b).
------------

      SECTION 2. Board of Trustees.
                 -----------------

      (a)   Nomination of Shareholders to Serve on the Board. Pursuant to the
            ------------------------------------------------
Merger Agreement, RHS and RPK will be elected as Class II and Class I trustees of the Board, respectively, as of the closing of the Merger. RHS shall serve as a Class II trustee until the annual meeting of shareholders of Parent Trust in 2003 and until his successor is duly elected and qualifies. RPK shall serve as a Class I trustee until the annual meeting of shareholders of Parent Trust in 2002 and until his successor is duly elected and qualifies. Subject to the terms of this Agreement, the Company agrees that, (i) for a period of ten (10) years from and after the date hereof, RHS shall have the right to nominate himself to serve as a trustee on the Board and (ii) for a period of ten (10) years from and after the date hereof, RPK shall have the right to nominate himself to serve as a trustee on the Board. Parent Trust shall take all actions necessary to cause the Board to nominate each such Shareholder and to recommend his election to the shareholders of Parent Trust. Parent Trust and each Shareholder agree to take all actions necessary so as to cause each such Shareholder to be elected to the Board, including, without limitation, the voting of its Common Shares and causing the vote of all Common Shares Beneficially Owned by such Shareholder, the execution of written consents, the calling of special meetings, the removal of trustees, the filling of vacancies on the Board, and the waiving of notice and the attending of meetings.

      (b)   Death, Disability, Resignation, Removal, etc. So long as the
            --------------------------------------------
nomination right set forth in Section 2(a) remains in effect:
                              ------------

            (1) in the event of the Physical Disability, removal pursuant to
                Parent Trust's declaration of trust, resignation or expiration of the term of service on the Board of a Shareholder, such Shareholder shall be entitled to nominate a Successor Trustee instead of nominating himself pursuant to such Section 2(a) by
                                                               ------------
                delivering notice of such nomination to Parent Trust within 60 days after receipt by such Shareholder of notice of such Physical Disability or removal, or within 60 days after such resignation or the expiration of such Shareholder's term of service;

            (2) in the event of the death or Mental Disability of a Shareholder, such Person's Shareholder Representative shall be entitled to nominate a Successor Trustee pursuant to such Section 2(a) by
                                                              ------------
                delivering notice of such nomination to Parent Trust within 60 days after such Shareholder Representative receives notice of the death or Mental Disability of such Shareholder;

            (3) in the event of the death, Mental Disability, Physical
                Disability, removal pursuant to Parent Trust's Declaration of Trust, resignation or expiration of the term of service on the Board of any Successor Trustee, the Shareholder or Shareholder Representative who nominated such Successor Trustee, or if such Shareholder is no longer living or has become subject to a Mental Disability since making such nomination, then such Person's Shareholder Representative shall be entitled to nominate a new Successor Trustee pursuant to such Section 2(b)
                                                                  ------------
                by delivering notice of such nomination to Parent Trust within 60 days after such Shareholder or Shareholder Representative, as the case may be, receives notice of such death, Mental Disability, Physical Disability, removal, or resignation or within 60 days after the expiration of such Successor Trustee's term of service on the Board.

Notwithstanding anything to the contrary in the foregoing, each Successor Trustee nominated by a Shareholder or any Shareholder Representative shall be subject to the reasonable approval of the Board.

Any Successor Trustee shall be appointed by the remaining trustees then in office to serve any unexpired term of the subject Shareholder or Successor Trustee, as the case may be, or if such appointment is not permitted under applicable laws, shall be submitted to the shareholders of the Parent Trust for election pursuant to the Parent's Trust's declaration of trust and bylaws. Parent Trust agrees to take all actions necessary to nominate and to cause any such Successor Trustee to be elected in the same manner as provided in Section
                                                                       -------
2(a).
----

As used herein, the term "Shareholder Representative" means, with respect to a
                          --------------------------
designated Shareholder, the executor of the estate of such Shareholder, or the legal representative of such Shareholder, or such person as may be designated in writing by such Shareholder while competent or by such Shareholder's executor or legal representative upon such Shareholder's death or Mental Disability. "Successor Trustee" means any Person nominated by a Shareholder
 -----------------
or any Shareholder Representative under Section 2(a) who actually becomes a
                                        ------------
trustee on the Board.

      (c)  Nomination of Third Person to Serve on the Board. Pursuant to the
           ------------------------------------------------
Merger Agreement, Ernest A. Gerardi, an individual ("EAG"), will be elected as a
                                                     ---
Class III trustee of the Board as of the closing of the Merger to serve until the annual meeting of shareholders of Parent Trust in 2004 and until his successor is duly elected and qualifies. In the event of the death, Mental or Physical Disability, resignation or removal pursuant to Parent Trust's Declaration of Trust of EAG during the initial term during which he is serving as a trustee on the Board, the Shareholders, acting unanimously (or, if either or both of the Shareholders are no longer serving as trustees on the Board, any then serving Shareholder Representative designated pursuant to Section 2(b)),
                                                               ------------
shall be entitled to notify Parent Trust within 60 days after notice of such death, Mental or Physical Disability, removal or resignation, of a successor nominee as trustee (which Person shall be reasonably acceptable to the Board) who shall be appointed by the remaining trustees then in office to serve the unexpired term of such trustee or, if such appointment is not permitted under applicable laws, be elected by the shareholders of Parent Trust pursuant to Parent Trust's declaration of trust and bylaws.

      (d)  Term of Office. A trustee elected pursuant to this Section 2 shall
           --------------                                     ---------
serve until (i) his or her term expires as provided in Parent Trust's declaration of trust and bylaws, (ii) he or she is removed pursuant to Parent Trust's declaration of trust or (iii) his or her then-current term expires as provided in Parent Trust's declaration of trust and bylaws and the party who nominated such trustee no longer has the right to nominate a trustee pursuant to the provisions of this Section 2(a), in which case the Person so elected shall
                       ------------
no longer have the right to be nominated as a trustee on the Board, but the Board, in its discretion, may continue to nominate such Person as a trustee.

      (e)  Limitation on Nominees. Notwithstanding the foregoing, a Shareholder
           ----------------------
or Shareholder Representative shall not have the right to nominate a Person to serve as a trustee on the Board (and any such Person shall immediately offer their unconditional resignation from the Board) if: (i) such Person is employed by, or has equity investment interests, directly or indirectly, in, any material competitor of the Company (unless such investment constitutes less than one-half of one percent (0.50%) of the equity ownership in a public company); (ii) such Person is not reasonably experienced in business, financial, or real estate industry matters; (iii) such Person has been convicted of, or has pled nolo contendere to, a felony; (iv) the election of such Person would violate any law; or (v) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act (other than Item 401(f)(1)) has occurred with respect to such Person.

      (f)  Compensation, Expense and Insurance. Except during a period when such
           -----------------------------------
Person is an officer or employee of the Company, RHS, RPK, EAG, and any Successor Trustee shall be entitled to fees and other compensation, participation in option, share or other benefit plans for which trustees are eligible, reimbursement of expenses, and trustees and officers liability insurance and indemnities on an equal basis with other members of Parent Trust's Board.

      (g)  Size of Board. The current size of the Board is nine (9) members. So
           -------------
long as the Shareholders or Shareholder Representatives have the right to nominate one or more trustees pursuant to Section 2(a), Parent Trust's Board of Trustees shall consist of no
            ------------
more than ten (10) members; provided that the size of the Board may be increased beyond ten (10) members, in the sole discretion of the Board, in connection with any future mergers, acquisitions, business combinations or other strategic transactions of the Company, and the size of the Board may be increased beyond ten (10) members as may be required pursuant to the terms of any class or series of preferred shares of the Parent Trust. Additionally, the size of the Board may be increased beyond ten (10) members, in the sole discretion of the Board, other than in connection with any mergers, acquisitions, business combinations or other strategic transactions of the Company and other than as may be required pursuant to the terms of any class or series of preferred shares of the Parent Trust, only as follows:

            (i) if the Board desires to increase the size of the Board by one additional member, then, at the time Board adds such additional member, the Shareholders (and any Shareholder Representative), as a group, shall be entitled to nominate one additional member at the same time the Board adds the such additional member; and

            (ii) thereafter, the Shareholders (and any Shareholder Representatives), as a group, shall be entitled to nominate one additional member for every second additional member added by the Board and at the time thereof.

Any additional Board members which the Shareholders (and any Shareholder Representatives), as a group, may be entitled to nominate under the foregoing provisions shall be subject to the reasonable approval of the Board and shall serve in the appropriate class as determined by the Board. In addition, the other provisions of Sections 2(a) and 2(b) shall apply to such nominees.
                    -------------     ----

      SECTION 3. Executive Committee of the Board. Parent Trust shall establish
                 --------------------------------
and maintain, in accordance with the bylaws of Parent Trust, an Executive Committee of the Board, the members of which shall include, for so long as they shall have the right to be nominated as trustees to the Board, the Persons originally nominated to the Board pursuant to Section 2(a) and their respective
                                              ------------
successors. In the event that the number of members on the Executive Committee is more than seven (7), the Shareholders (and any Shareholder Representative), as a group, then serving shall be entitled to designate the eighth member (at the time the ninth member is designated) and every third member thereafter (at the time the second member thereafter is designated) from among the trustees then serving on the Board of Trustees.

      SECTION 4. Skyline Division.
                 ----------------

     (a) Conduct of Company High Rise Business. Effective upon the consummation
         -------------------------------------
of the Merger, the Company shall internally organize and establish a new administrative operating division (the "Skyline Division") through which the
                                        ----------------
Company shall conduct the Company High Rise Business in the same manner and on the same basis as the Company operates its "East Region" and "West Region". All High-rise Apartments and Mid-rise Apartments owned by Skyline as of the date of this Agreement will be operated through the Skyline Division under the name "Charles E. Smith Residential." All Garden Apartments owned by Skyline as of the date of this Agreement will be operated by such division and under such brand name as determined by the Chief Executive Officer of Parent Trust. Unless otherwise agreed in writing by the Shareholders (or any Shareholder Representative then serving), for a period of fifteen (15) years from and after the date hereof or until the earlier termination of this
Agreement: (i) neither the Company nor any Subsidiary thereof shall conduct the Company High Rise Business except through the Skyline Division (other than as may be determined by the Chief Executive Officer of Parent Trust with respect to High Rise Apartments not described in the second sentence of this Section 4(a)),
                                                                  -------------
and (ii) the Company shall use the name "Charles E. Smith Residential" in the operation of all High-rise Apartments. As to any Mid-rise Apartments which the Company may hereafter acquire or develop, the Chief Executive Officer of Parent Trust will determine whether such assets should be operated as part of the Company's High Rise Business or as part of the Company's garden apartment business.

      (b) Division Headquarters. Unless otherwise agreed to in writing by the
          ---------------------
Shareholders (and any Shareholder Representative then serving), the Company shall maintain the current headquarters of the Skyline Division in its current premises at 2345 Crystal Drive, Crystal Park #4, Arlington, Virginia 22202, for a period of fifteen (15) years from and after the date hereof or until the earlier termination of this Agreement; provided, however, that the Company shall not be obligated to use such offices in the event that the lease terms for such offices are not consistent with local market terms.

      (c) Management.
          ----------

          (i)    Chairman. RHS shall serve as Chairman of the Skyline Division
                 --------
      commencing upon the consummation of the Merger. RHS shall be considered an employee of the Company. As Chairman of the Skyline Division, RHS shall have such responsibilities as may be determined from time to time by the Board. RHS shall be entitled to receive the compensation set forth on Schedule B attached hereto.
      ----------

          (ii)   Officers. The Skyline Division shall be operated under the
                 --------
      direction of a President--Charles E. Smith Residential Division (or such other title as the Board may determine), in the discretion of the Board. Such officer shall have general responsibility for the management of the business and affairs of the Skyline Division, subject to the supervision and control of the Chief Executive Officer of Parent Trust and the Board. Such officer shall work out of the headquarters described above. The initial Person serving as such officer shall be W.D. Minami. Such officer shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of shareholders of Parent Trust and shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner provided in Parent Trust's declaration of trust and bylaws. The Chief Executive Officer of Parent Trust will consult with the Chairman of the Skyline Division regarding any replacement of such officer. RPK shall be entitled to the compensation and the parties acknowledge that EAG will receive the compensation each as set forth on Schedule B attached hereto.
                                        ----------

      SECTION 5. Transfer Restrictions. Each of RHS and RPK hereby agree that,
                 ---------------------
for a period of three (3) years from and after the date hereof, they shall not, and shall cause their Affiliates to not, directly or indirectly, sell, transfer, assign, gift, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose of (whether by operation of law or otherwise) ("transfer") any Common Shares (or securities convertible into or exchangeable for Common Shares) Beneficially Owned by such Person, other than to a Permitted Transferee; provided, that
--------
to exercise any rights or receive any benefits hereunder, any such Permitted Transferee must agree in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, (i) during such period commencing on the first anniversary of the effectiveness of the Merger and terminating on the second anniversary thereof, RHS and RPK and their Affiliates, together shall be permitted to transfer an aggregate of 400,000 Common Shares (including securities convertible into or exchangeable for Common Shares) and (ii) during such period commencing on the first anniversary of the effectiveness of the Merger and terminating on the third anniversary thereof, RHS and RPK and their Affiliates, together shall be permitted to transfer an aggregate of 800,000 Common Shares (or securities convertible into or exchangeable for Common Shares) including any Common Shares transferred pursuant to clause (i). Notwithstanding any provision of this Section 5, RHS and RPK and their Affiliates shall be
                      ---------
permitted to transfer any Common Shares (including securities convertible into or exchangeable for Common Shares) Beneficially Owned by such Person to (i) any existing or future lender to whom Common Shares Beneficially Owned by such Person are pledged, hypothecated, mortgaged or encumbered pursuant to a bona fide financing incurred for investment or other valid business purposes upon customary commercial terms, and (ii) any Person to whom such shares are transferred upon foreclosure, or in lieu of foreclosure of any loan contemplated by the provisions of the preceding clause (i).

     SECTION 6. Limitation on Sale of Certain Properties. Without the prior
                ----------------------------------------
written consent of the Shareholders, including any then serving Shareholder Representative, for a period of fifteen (15) years from and after the date hereof, the Company shall not, and shall cause its Subsidiaries to not, directly or indirectly, transfer any interest (legal, beneficial or other) in any of the properties identified on Schedule A hereto other than pursuant to a transaction
                         ----------
in which all of the interests of the Company and its Subsidiaries in such properties are transferred to a Person not Affiliated with the Company and other than pursuant to a bona fide mortgage of any or all of such properties to secure a loan or other financing of the Company or its Subsidiaries upon customary commercial terms. The obligations of the Company under this Section 6 are
                                                            ---------
separate and independent of, and in addition to, the obligations of the Company under Exhibit D-1 to Annex A of the declaration of trust of Operating Trust.

     SECTION 7. Representations and Warranties of Company. The Company
                -----------------------------------------
represents and warrants to the Shareholders and EAG that:

     (a) The Company has all necessary trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to perform such obligations except approval of Parent Trust's Board of a resolution increasing the size of Parent Trust Board as provided herein and election of RHS, RPK and EAG as provided herein. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the declaration of trust or bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of the Company's property may be bound or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the Company's properties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or the Company's properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially impair or delay the performance by the Company of its obligations under this Agreement.

     (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially impair or delay the performance by the Company of the Company's obligations under this Agreement, and (ii) filings with the Securities and Exchange Commission under the Exchange Act.

     SECTION 8.  Termination. Notwithstanding anything to the contrary contained
                 -----------
in this Agreement, this Agreement shall terminate and be of no further force or effect (i) with respect to RHS and any RHS Representative, at such time as RHS and his Permitted Transferees described in clauses (i) and (ii) of the definition thereof, in the aggregate, Beneficially Own less than one million (1,000,000) Common Shares (including securities convertible into or exchangeable for Common Shares), and (ii) with respect to RPK and any RPK Representative, at such time as RPK and his Permitted Transferees described in clauses (i) and (ii) of the definition thereof, in the aggregate, Beneficially Own less than one million (1,000,000) Common Shares (including securities convertible into or exchangeable for Common Shares). For purposes of this Section 8, the minimum ownership amounts contained above in order for this Agreement to remain valid shall be adjusted appropriately to reflect any subdivision or combination of Common Shares (including securities convertible into or exchangeable for Common Shares) and any adjustments arising as a result of any reorganization, reclassification or similar Company events occurring during the term of this Agreement,

     SECTION 9.  Acknowledgments. Each of the parties hereto acknowledges that
                 ---------------
the rights, restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of each of the other parties hereto, and are a material inducement to such party to enter into the transactions contemplated by this Agreement and the Merger Agreement.

     SECTION 10. Remedies. The obligations of the parties hereto are unique. The
                 --------
parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties acknowledge that it would be extremely difficult or impracticable to measure the resulting damages caused by any breach of this Agreement and that no adequate remedy at law exists for a breach of such covenants. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (including preliminary and permanent relief) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     SECTION 11. Attorneys' Fees. In any action to enforce the terms of this
                 ---------------
Agreement, the prevailing party shall be entitled to recover its attorneys' fees and court costs and other nonreimbursable litigation expenses, such as expert witness fees and investigation expenses.

     SECTION 12. Notices. Any notice, request, instruction or other document to
                 -------
be given hereunder shall be in writing and shall be deemed to have been given
(a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, addressed as specified as specified below or to such other individual or address as a party hereto may designate for itself by notice given as herein provided:

                  If to the Company:

                  Archstone Communities Trust
                  7670 South Chester Street
                  Suite 100
                  Englewood, Colorado  80112
                  Attention:    General Counsel
                  Telephone:    (303) 708-5949
                  Facsimile:    (303) 858-0021

                  With a copy to:

                  Mayer, Brown & Platt
                  190 S. LaSalle Street
                  Chicago, Illinois 60603
                  Attention:    Edward J. Schneidman
                                Michael T.  Blair
                  Telephone:    (312)701-7832
                  Facsimile:    (312) 701-7711

            If to RHS:

            Robert H. Smith
            Waterford House
            1200 Crystal Drive
            Arlington, VA 22102
            Telephone:   (703) 416-2453

            With a copy to:

            Hogan & Hartson, LLP
            555 Thirteenth Street, NW
            Washington, DC 20004
            Attention:   J. Warren Gorrell, Jr.
                         Bruce W. Gilchrist
            Telephone:   (202) 637-5600
            Facsimile:   (202) 637-5910

            If to RPK:

            Robert P. Kogod
            2929 Massachusetts Avenue
            Washington, D.C. 20008
            Telephone:   (202) 462-2929
            Facsimile:   (202) 232-3162

            With a copy to:

            Hogan & Hartson LLP
            555 Thirteenth Street, NW
            Washington, DC 20004
            Attention:   J. Warren Gorrell, Jr.
                         Bruce W. Gilchrist
            Telephone:   (202) 637-5686
            Facsimile:   (202) 637-5910

     SECTION 13. Amendments and Waivers. The provisions of this Agreement may be
                 ----------------------
amended or waived only upon the written agreement of Parent Trust, the Operating Trust and each of the Shareholders (or any Shareholder Representative then serving). Any waiver, permit, consent or approval of any kind or character of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon the
                                           ----------
Company and each Shareholder, including any then serving Shareholder Representative. Any determination by the Company pursuant to this Section 13
                                                                  ----------
shall be made by Parent Trust acting by the vote of a majority of the members of the Board, not including EAG or any member of the Board that was nominated by the Shareholders or any Shareholder Representative.

     SECTION 14. Successors and Assigns. All covenants and agreements in this
                 ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto (including any Shareholder Representative then serving), whether so expressed or not. Except as may arise hereunder in connection with the exercise of any rights hereunder by any Shareholder Representative, the rights of RHS and RPK hereunder shall not be assignable.

     SECTION 15. Severability. Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

     SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 17. Entire Understanding. This Agreement sets forth the entire
                 --------------------
agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

     SECTION 18. Execution in Counterparts. This Agreement may be executed in
                 -------------------------
any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Transmission by facsimile of an executed counterpart of this Agreement shall constitute due and sufficient delivery of this Agreement.

     SECTION 19. Interpretation. The headings preceding the Sections included in
                 --------------
this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation", respectively. Underscored references to Sections or Schedules shall refer to those portions of this Agreement.

     SECTION 20. No Third Party Beneficiaries. Except as otherwise expressly set
                 ----------------------------
forth herein, this Agreement is solely for the benefit of the parties hereto (including any Shareholder Representative then serving) and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     SECTION 21. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE
                 --------------------
LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 22. No Presumption Against Drafter. Each of the parties hereto has
                 ------------------------------
jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     SECTION 23. Limitation of Liability. Any obligation or liability whatsoever
                 -----------------------
of the Company which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the Company's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

     SECTION 24. Joint and Several Obligations. The obligations of the Company
                 -----------------------------
hereunder shall be joint and several obligations of Parent Trust and Operating Trust.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        ARCHSTONE-SMITH TRUST


                                        By: /s/ Caroline Brower
                                            -------------------
                                        Name: Caroline Brower
                                        Title:  Senior Vice President

                                        ARCHSTONE-SMITH OPERATING TRUST

                                        By: /s/ Caroline Brower
                                            -------------------
                                        Name: Caroline Brower
                                        Title:  Senior Vice President

                                        /s/ Robert H. Smith
                                        -------------------
                                        Robert H. Smith

                                        /s/ Robert P. Kogod
                                        -------------------
                                        Robert P. Kogod

                                   SCHEDULE A
                                   ----------

                               LIST OF PROPERTIES

The Bennington
Crystal House I
Crystal House II
Crystal Square
Crystal Place
Gateway Place
Water Park Towers
Crystal Plaza
Crystal Towers
Parc Vista

                                   SCHEDULE B
                                   ----------

                     COMPENSATION TERMS FOR RHS, RPK AND EAG

RHS:
----

Salary

         Base salary of a minimum of $300,000 for each year during employment, with the amount for each year after the first year to be determined by the Board.

Bonus

         Annual bonus of a minimum of $150,000 for each year during employment, with the amount of bonus payable for each year after the first year to be determined by the Board.

Options

         Base option level of 100,000 Common Shares for each year during the term of employment. The number of option shares to be awarded in each of December 2002, 2003 and 2004, whether or not RHS is then employed, will equal the product of 100,000 Common Shares times a percentage (which may be greater or less than 100%) equal to the number of options actually granted to the Chief Executive Officer of Parent Trust for such year divided by the base option level applicable to the Chief Executive Officer for that year. For example, if the base option level of the Chief Executive Officer for a year is 125,000 and he is actually awarded 250,000 option shares, then RHS will receive an award of 100,000 times 200% or 200,000 option shares. The terms of the options will be generally the same as those granted to other executive officers of Parent Trust.

Other Benefits

         Participation in other benefit programs generally made available to officers of Parent Trust.


RPK:
----

Salary

         Base salary of a minimum of $150,000 for each year during employment, with the amount for each year after the first year to be determined by the Board.

Other Benefits

         Participation in other benefit programs generally made available to officers of Parent Trust.

EAG:
----

Salary

         Base salary from CESI of a minimum of $200,000 for each year during employment, with the amount for each year after the first year to be determined by the Board of CESI.

Bonus

         Annual bonus each year during employment to be determined by the Board of CESI.

Other Benefits

         Participation in other benefit programs generally made available to officers of CESI. Continuation of existing company-provided apartment and whole life policy.

                                       17